Exhibit 10.12
Loan Agreement

The Borrower: Jinzhou Halla Electrical Equipment Co., Ltd.
The Lender: Jinzhou Commercial Bank

1.  The Loan

1.1 The amount of the loan: RMB40,000,000

1.2 The term of the loan: 3 years, commencing from September 30th, 2005 to September 27th, 2008 (the “Maturity Date”).

1.3 Borrower can only use the loan for purpose of business operation. Any other use must be approved by the Lender.

2.  Interest Rate and Calculation of the Interest Rate

2.1 The interest rate of this loan in this contract is 0.624%, to be calculated on a monthly basis.

2.2 Interest shall accrue on the unpaid principal amount of each loan from the date such loan is made until the maturity thereof at a rate per month equal to the interest rate.

2.3 If Lender prepays the loan before the Maturity Date, the interests accrued shall be calculated on the basis of a 365-day year and the actual number of days lapsed.

3.  Procedure of Borrowing

3.1 The obligation of Lender to make each loan is subject to determination by Lender that the following conditions have been satisfied:

i.	Borrower has furnished required documentation.

ii.	The borrowing is consistent with applicable laws.

3.2 Borrower shall request the loan 3 days before the date of borrowing.

4.  Payment

4.1 Payment can be made by Lender or other third parties at the Maturity Date.

5.  Guarantee of the Loan

5.1 The loan is guaranteed as follows:

                                                           i.   Zhao Qingjie guarantees to Lender the prompt and complete payment when due.

ii.	The loan is secured by certain real properties provided by Halla.

6.  The rights and obligations of Borrower

6.1 Borrower shall request the loan pursuant to this agreement.

i.	Borrower can extend the term of the loan pursuant to this agreement.

6.2 The obligations of Borrower:

i.	Provide the materials required by Lender in a timely manner

                                                           ii.  Disclose information regarding financial conditions and use of the loan upon request of Lender.

iii.	Inform Lender of any material change of the company.

iv.	Lender can terminate the agreement in event of disposition of properties by Borrower at an unreasonable price.

v.	Borrower must obtain Lender’s written consent before it acts as guarantor for other third parties’ debt or obligations.

vi.	Borrower shall not partially or fully delegate its obligations under this agreement without Lender’s consent.

vii.	Borrower shall pay off its debts according to their legal priorities. Borrower shall not entered into any contract that renders this loan subordinated.

7.  Lender’s rights and obligations

7.1 Lender’s right

i.	Lender can require disclosure of Borrower’s financial status.

ii.
In the event of breaches of this agreement by Borrower, Lender can declare the entire outstanding principal balance of the loan, together with all accrued but unpaid interest immediate due and payable, or stop disbursement of the loan.

                                                           iii. Lender can withdraw funding from any account that Borrower open with Lender, to satisfy Borrower’s obligations when due pursuant to this agreement.

7.2 Lender’s obligations

i.	Lender shall disburse the loan in a timely manner

ii.	Lender shall keep any information regarding Borrower’s financial conditions that is derived from the loan transaction confidential.

8.  Effectiveness, Modification and Termination of the Agreement

8.1 This agreement shall become effective upon the signing of the agreement.

8.2 Any extension of the term of the loan shall be made no less than 30 days before the Maturity Date. The extension shall not become effective without Lender’s written consent.

9.  Remedies for Breaches of the Agreement

9.1 Breaches of the Agreement on the part of Borrower occurs upon the occurrence of any of the following:

i.	Misrepresentation of material information regarding Borrower’s financial status.

ii.	Use of the loan for purpose not set forth in this agreement

iii.	Default in payment when due

iv.	Unreasonable disposition of Borrower’s properties by Borrower

v.	Material adverse changes during the term of the loan

vi.	Use of the loan in engaging securities transactions

vii.	The loan is obtained by fraud

9.2 Any occurrence of the following situations, without new guarantee agreement approved by Lender constitutes breaches of this agreement:

i.	Guarantor has adverse material change in its financial status

ii.	Guarantor provides guaranty to any other third parties which substantially adversely affects its capability of performance under this agreement.

iii.	Guarantor becomes insolvent or incapable to perform its obligation under the guarantee agreement.

9.3 Any of the following on the part of Mortgagor without new guarantee agreement approved by Lender constitutes breaches of this agreement

i.	Mortgagor does not purchase property insurance for the mortgaged property or Mortgagor use the proceeds obtained in violation of the mortgage agreement.

ii.	The mortgaged property is damaged due to the behavior of the third person, and the mortgagor dispose the payment of damages in violation of the mortgage agreement.

iii.	Mortgagor disposes the mortgaged property without Lender’s written consent

9.4 Breaches on the part of Borrower regarding certain liens.

9.5 Remedies for Lender

i.
In the event of breaches of this agreement by Borrower, Lender can declare the entire outstanding principal balance of the loan, together with all accrued but unpaid interest immediate due and payable, or stop disbursement of the loan.

ii.	Lender can foreclose the mortgaged properties.

9.6 Remedies for Borrower

i.
Lender shall be responsible for any difference in amount between the interest of this loan that should have accrued and the actual accrued interest of an substitute loan obtained by Borrower after Lender breaches the agreement.

10.  Dispute Resolution: in case of litigation, the venue should be the residence of the Lender.

Jinzhou Halla Electrical Equipment Co.Ltd.
/s/ Qingjie Zhao

Jinzhou Commercial Bank
Seal